CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Southwest Music Distribution, Inc., a Delaware corporation f/k/a GL Energy & Exploration, Inc., (the "Company") on Form 10-KSB for the year ending April 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Michery, President of the Company, certify the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Michery

David Michery
President
August 25, 2006